Exhibit 99.2

BUCS FINANCIAL CORP
10455 MILL RUN CIRCLE
OWINGS MILLS, MARYLAND 21117
SPECIAL MEETING OF STOCKHOLDERS
MARCH 21, 2007

The undersigned hereby appoints the Board of Directors of BUCS Financial Corp (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company, which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Meeting”), to be held at offices of BUCS Federal Bank at 10802 Red Run Boulevard, Owings Mills, Maryland, on March 21, 2007, at 5:00 p.m. and at any and all adjournments thereof, in the following manner:

		FOR	AGAINST	ABSTAIN
1.	Approval of the Merger Agreement dated as of September 5, 2006, as amended and restated as of February 1, 2007, by and between Community Banks, Inc. And BUCS pursuant to which, among other things, BUCS would merge with and into Community and the holders of BUCS common stock would have the right to receive, at their election subject to certain limitations, $24.00 in cash or shares of Community common stock with an approximate value of $24.00 for each share of BUCS common stock owned.	☐	☐	☐

2.	To adjourn the special meeting, if necessary, to solicit additional proxies.	☐	☐	☐

The Board of Directors recommends a vote “FOR” the above listed proposals.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Prospectus/Proxy Statement dated February     , 2007.

☐ Check Box if You Plan
Dated:	to Attend the Annual Meeting.

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.